Exhibit 10(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Amendment No. 13 to Investment Companies Act File
No. 811-09049 on Form N-1A of Mercury Master Trust (the “Registration Statement”) of our reports dated
July 12, 2002 on Mercury Master International Portfolio appearing in the May 31, 2002 Annual Report of Merrill Lynch International Fund, on Mercury Master Pan-European Growth Portfolio appearing in the May 31, 2002 Annual Report of Merrill Lynch Pan-European Growth Fund and on Mercury Master U.S. Small Cap Growth Portfolio appearing in the May 31, 2002 Annual Report of Mercury U.S. Small Cap Growth Fund.

We also consent to the incorporation by reference in the Registration Statement of our report dated January 15, 2002 on Mercury Master Global Balanced Portfolio appearing in the November 30, 2001 Annual Report of Mercury Global Balanced Fund.

/s/ Deloitte & Touche LLP New York, New York September 13, 2002